SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 27, 2007

AAMPRO GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1116139	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 Main Street Peapack, New Jersey		07977
(Address of Principal Executive Offices)		(Zip Code)

(973) 467-9330
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 3.02.	Unregistered Sale of Equity Securities.

Item 5.01.	Change in Control of the Registrant.

On June 27, 2007, the Registrant entered into and consummated a Share Exchange Agreement with Vital Cash, LLC, a New Jersey limited liability company ("Vital Cash"), whereby the Registrant issued 80,000,000 shares of its common stock in exchange for all of the membership interests of Vital Cash.  Pursuant to the terms of the exchange, Vital Cash became a wholly-owned subsidiary of the Registrant and the equity-holders Vital Cash acquired control of the Registrant.  John  F. Vitale, the Registrant's Chairman and Chief Operating and Financial Officer is the President and principal equity-holder of Vital Cash and was issued 60,000,000 shares of the Registrant's common stock in accordance with the terms of the exchange.  Accordingly Mr. Vitale became the Registrant's controlling shareholder.

Item 9.01.	Financial Statements and Exhibits.

99.1  Share Exchange Agreement between AAMPRO Group, Inc., Vital Cash, LLC and the holders of the membership interests of Vital Cash, LLC.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

AAMPRO GROUP, INC.

Date: June 27, 2007	By:	/s/ John F. Vitale
John F. Vitale Director, Chief Executive Officer and Principal Financial Officer